Company Contact:	Investor Relations:
Timothy C. Dec	John McNamara
CFO	Cameron Associates
Fortress International Group	(212) 245-8800 Ext. 205
Phone: 410.312.9988 x 224	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group Announces 2007 Financial Results

Backlog reaches $172.9 million
Revenues Rise 43% Sequentially

COLUMBIA, MD - March 17, 2008 - Fortress International Group Inc. (NASDAQ: FIGI), a company providing comprehensive services for the planning, design , development and maintenance of mission critical facilities and information infrastructure, today announced financial results for the 2007 fiscal year.

For the fourth quarter ended December 31, 2007, the Company reported revenue of $18.2 million and a net loss of $1.2 million, or $ 0.10 per basic and diluted share compared to revenue of $0.0 million and net income of $0.1 million or $.01 per basic and diluted share for the fourth quarter of 2006. The adjusted EBITDA loss for the quarter ended December 31, 2007 was approximately $0.5 million.

For the year ended December 31, 2007, the Company reported revenues of $50.5 million and a net loss of $7.4 million, or $0.63 per basic and diluted share compared to revenue of $0.0 million and net income of $0.6 million, or $0.07 per basic and diluted share for the year ended December 31, 2006.  The adjusted EBITDA loss for the year ended December 31, 2007 was approximately $4.3 million.

The Company defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

Commenting on the results, CEO Tom Rosato said, “We believe the fourth quarter was an important turning point for the Company. Despite the operating loss for the quarter, we note that revenues grew 43% from the third quarter and gross profit margin rose to approximately 19% from 15% in the third quarter. We are seeing continued growth in our front end technology consulting business and the growth in back end facilities maintenance remains robust. Our acquisitions to date are making strong contributions as well. As we previously reported, we closed on $130 million of new business in the quarter, bringing bookings to $210 million during 2007, and we are continuing to generate new proposals. We believe that the market for our services continues to benefit from powerful drivers and we are very excited about the coming year.”

Commenting on the financial results, CFO Tim Dec said, “Fortress made strong progress during 2007 in stabilizing our cost structure after investments in sales and marketing and the requirements for being a public company. Our selling, general and administrative expenses, excluding non-cash compensation, as a percentage of total revenues declined to 23% in the fourth quarter from 27% in the third quarter of 2007. At the same time as cost controls are taking hold, key components of our growth strategy continue to fall into place. Our financial position remains strong. We ended the year with $13.2 million in cash. Our backlog at year end was at a Company historic high of $172.9 million.”

The Company will conduct a conference call and webcast to discuss its financial results on Tuesday, March 18 at 8:30 a.m. ET. The call may be accessed live by dialing 877-440-5796 five minutes before the start of the call. An accompanying slide presentation will be available via the Internet at:

www.thefigi.com

The webcast and conference call will be archived after its completion and will remain available through March 25, 2008 by dialing 888-203-1112 and entering replay passcode 1912734.

ABOUT FORTRESS INTERNATIONAL GROUP, INC.

Fortress International Group, Inc. (FIGI), operating through its principal division Total Site Solutions (TSS), plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, FIGI provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements

Fortress International Group, Inc.
Consolidated Balance Sheets
		Successor
	December 31,		December 31,
	2007		2006
Assets

Current assets:
Cash and cash equivalents	$13,172,210		$7,347
Contract and other receivables, net	18,349,140		-
Costs and estimated earnings in excess of billings
on uncompleted contracts	1,322,254		-
Prepaid expenses and other current assets	301,487		3,750
Income taxes receivable	893,322		-
Total current assets	34,038,413		11,097

Investments held in trust	-		44,673,994

Property and equipment, net	1,044,545		-

Goodwill	20,714,967		-

Intangible assets, net	21,089,136		-

Deferred acquisition costs	243,499		869,853

Other assets	268,501		490,675
Total assets	$77,399,061		$46,045,619
Liabilities and Stockholders’ Equity

Current liabilities:
Notes payable-current portion	$1,650,306		$-
Accounts payable and accrued expenses	16,121,492		913,222
Billings in excess of costs and estimated earnings
on uncompleted contracts	3,880,279		-
Advances from stockholder	-		20,000
Income taxes payable	-		586,283
Total current liabilities	21,652,077		1,519,505

Notes payable	7,848,661		-
Other liabilities	44,646		-

Total liabilities	29,545,384		1,519,505

Common stock, subject to possible redemption 1,559,220 shares	-		8,388,604

Interest income on common stock subject to possible redemption	-		541,735

Total common stock subject to redemption	-		8,930,339

Commitments and contingencies	-		-

Stockholders’ equity

Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-		-

Common stock-- $.0001 par value, 100,000,000 shares authorized; 12,150,400 and 9,550,000 issued at 2007 and 2006, respecitvely; 11,992,325 and 9,550,000 outstanding in 2007 and 2006, respectively (which includes 0 and 1,559,220 shares subject to possible	1,214		955
Additional paid-in capital	55,268,012		34,819,062
Treasury stock, 158,075 and 0 shares at
2007 and 2006, respectively, at cost	(814,198)		-
Retained earnings (accumulated defecit)	(6,601,351)		775,758
Note receivable from affiliate	-		-

Total stockholders’ equity	47,853,677		35,595,775
Total liabilities, common stock subject to redemption, and stockholders’ equity	$77,399,061		$46,045,619

Fortress International Group, Inc.
Consolidated Statements of Operations

	Successor
	For the Three Months Ended December 31, 2007	For the Three Months Ended December 31, 2006	For the Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006

Results of Operations:
Revenue	$18,223,808	$-	$50,455,823	$-
Cost of revenue	14,692,436	-	42,071,361	-
Gross profit	3,531,372	-	8,384,462	-

Operating expenses:
Selling, general and administrative	4,536,663	261,342	14,563,111	689,120
Depreciation and amortization	105,205	-	394,913	-
Amortization of intangibles	534,551	-	2,109,222	-
Total operating costs	5,176,419	261,342	17,067,246	689,120
Operting loss	(1,645,047)	(261,342)	(8,682,784)	(689,120)
Other income (expense)
Interest income	436,981	449,400	1,329,786	1,666,806
Interest expense	(106,851)	-	(523,268)	-
Income (loss) before income taxes	(1,314,917)	188,058	(7,876,266)	977,686
Income tax expense (benefit)	(149,830)	63,940	(499,155)	332,414
Net income (loss)	$(1,165,087)	$124,118	$(7,377,111)	$645,272
Per common share (basic and diluted):
Net income (loss) - basic and diluted	$(0.10)	$0.01	$(0.63)	$0.07
Weighted average common shares outstanding-basic and diluted	$11,904,542	$9,550,000	$11,698,895	$9,550,000

Fortress International Group, Inc.
Adjusted EBITDA Reconciliation

	Successor
	For the	For the
	Three Months	Three Months
	Ended	Ended
	December 31, 2007	December 31, 2006	For the Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006

Net loss	$(1,165,087)	$124,118	$(7,377,111)	$645,272
Interest	(330,130)	(449,400)	(806,518)	(1,666,806)
Taxes	(149,830)	63,940	(499,155)	332,414
Depreciation	105,205	-	394,913	-
Amortization	671,245	-	2,562,664	-
EBITDA	(868,597)	(261,342)	(5,725,207)	(689,120)
Noncash compensation	406,621	-	1,405,728	-
Adjusted EBITDA	$(461,976)	$(261,342)	$(4,319,479)	$(689,120)